UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1561	41-0780999
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 11th Avenue South, Hopkins, MN	55343
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 935-6921

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS.

On January 11, 2008, MagStar Technologies, Inc. (the “Company”) issued a press release providing additional information and clarifying the Company’s press release dated January 9, 2008.  Specifically, the Company clarified that the previously announced record date of  January 14, 2008 for its 1 for 2,000 reverse stock split (the “Reverse Split”) was for mailing purposes only.  The Board of Directors of the Company has set a record date of February 5, 2008 for the Reverse Split, which coincides with the anticipated effective date of the Reverse Split.  Under the terms of the Reverse Split, each 2,000 shares of the Company’s common stock will be converted into one share of common stock and holders of fewer than 2,000 shares of common stock on the record date will receive cash of $.425 per pre-split share.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.

Dated: January 11, 2008	By	/s/ Jon L. Reissner
Jon L. Reissner
Its: Chief Executive Officer